UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 14, 2019

SOUTH JERSEY INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Charter)

New Jersey	1-6364	22-1901645
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 South Jersey Plaza, Folsom, NJ 08037
(Address of Principal Executive Offices) (Zip Code)

(609) 561-9000
 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On  January14, 2019, South Jersey Industries, Inc. (the “Company”) announced the appointment of Cielo Hernandez as its Chief Financial Officer.

There are no arrangements or understandings between Ms. Hernandez and any other persons pursuant to which Ms. Hernandez will be appointed as Chief Financial Officer of the Company.  There have been no transactions nor are there any proposed transactions between the Company and Ms. Hernandez that would require disclosure pursuant to Item 404(a) of Regulation S-K.

The press release announcing the appointment is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit Index

99.1	Press release dated January 14, 2019, issued by South Jersey Industries, Inc.

The press release announcing the appointment of Ms. Hernandez as Chief Financial Officer of the Company is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SOUTH JERSEY INDUSTRIES, INC.

Date: January 14, 2019	/s/ Kenneth A. Lynch
Kenneth A. Lynch
Senior Vice President, Chief Risk and Accounting Officer